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                                                                  EXHIBIT 16.1

                        (Ernst & Young LLP Letterhead)

June 23, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 23, 1998 of Long Island Lighting Company and are in agreement with the statements contained in the second paragraph and in the first sentence of the third paragraph on page two therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.


                                            /s/ Ernst & Young LLP




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